Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint WILLIAM C. LOSCH III, JEFF L. FLEMING, CLYDE A. BILLINGS, JR., and DANE P. SMITH, jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Exchange Act of 1934 by First Horizon National Corporation and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ D. Bryan Jordan	Chairman of the Board, President, and Chief Executive Officer and Director (principal executive officer)	February 25, 2016
D. Bryan Jordan

/s/ William C. Losch III	Executive Vice President and Chief Financial Officer (principal financial officer)	February 25, 2016
William C. Losch III

/s/ Jeff L. Fleming	Executive Vice President and Chief Accounting Officer (principal accounting officer)	February 25, 2016
Jeff L. Fleming

/s/ John C. Compton	Director	February 25, 2016
John C. Compton

/s/ Mark A. Emkes	Director	February 25, 2016
Mark A. Emkes

/s/ Corydon J. Gilchrist	Director	February 25, 2016
Corydon J. Gilchrist
1 of 2

Signature	Title	Date

/s/ Vicky B. Gregg	Director	February 25, 2016
Vicky B. Gregg

/s/ R. Brad Martin	Director	February 25, 2016
R. Brad Martin

/s/ Scott M. Niswonger	Director	February 25, 2016
Scott M. Niswonger

/s/ Vicki R. Palmer	Director	February 25, 2016
Vicki R. Palmer

/s/ Colin V. Reed	Director	February 25, 2016
Colin V. Reed

/s/ Cecelia D. Stewart	Director	February 25, 2016
Cecelia D. Stewart

/s/ Luke Yancy III	Director	February 25, 2016
Luke Yancy III
2